Exhibit 3.1

FORM 6 COMPANY NO. 8521

COMPANIES ACT OF BARBADOS

CERTIFICATE OF AMENDMENT

FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED

Name of Company

I hereby certify that the Articles of the above-mentioned Company were amended.

☐	Under Section 15 of the Companies Act in accordance with the attached notice;

☐	Under Section 33 of the Companies Act as set out in the attached Articles of Amendment designating a series of shares;

☒	Under Section 203 of the Companies Act as set out in the attached Articles of Amendment.

/s/ Diana Greenidge
Registrar of Companies

October 11, 2002
Date of Amendment

FORM 5

COMPANIES ACT OF BARBADOS
(Sections 33 and 203)

ARTICLES OF AMENDMENT

1.	Name of Company	2.	Company No.
	CIBC WEST INDIES HOLDINGS LIMITED		8521

3.	The articles of the above named company are amended as follows:

Pursuant to sections 197(1)(a) of the Companies Act Cap. 308 of the laws of Barbados, the name of the Company, be changed to FIRSTCAR1BBEAN INTERNATIONAL BANK LIMITED.

The annexed certified copy of the special resolution of the Company, is incorporated herein.

Date	Signature	Title

October 3, 2002	/s/Natalie S. Holder

	Natalie S. Holder	Corporate Secretary
For Ministry Use Only	REGISTERED

CERTIFIED TRUE COPY
FEB 19, 2010
DEPUTY REGISTRAR
CORPORATE AFFAIRS AND
INTELLECTUAL PROPERTY

THE COMPANIES ACT OF BARBADOS

(Sections 33 and 203)

ARTICLES OF AMENDMENT

Name of Company	Company No.

FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED	8521
formerly CIBC WEST INDIES HOLDINGS LIMITED

SCHEDULE I

2.                                      The classes and any maximum number of shares that the Company is authorised to issue:

The Company shall be authorised to issue:

(i)                                     an unlimited number of shares without nominal value of a class designated Common Shares (the “Common Shares”);

(ii)                                  an unlimited number of non-voting redeemable shares without nominal value of a class designated Non-Voting Class A Shares (the “Non-Voting Class A Shares”); and

(iii)                               one hundred and eighty million (180,000,000) non-cumulative redeemable preference shares without nominal value of a class designated Preference Shares (the “Preference Shares”).

DEFINITIONS AND INTERPRETATION

1.                                      For the purposes of this Schedule I of these Articles, capitalised terms used and not otherwise defined in this Schedule I shall have the following meanings.

“Companies Act”	means:

	(a)	the Companies Act, Cap.308 of the laws of Barbados as from time to time amended and every statute substituted therefor, and
	(b)	the Companies Regulations made under the Companies Act and all regulations substituted therefor,

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and any references in the Articles of the Company to provisions of the Companies Act or to specific provisions of the Companies Act, shall be read as references to the provisions as amended or substituted therefor in the amendment or the new statute or statutes;

“company”

includes companies, bodies corporate, limited liability companies, societies with restricted liability, partnerships (whether limited or general), firms, syndicates, joint ventures, trusts, unincorporated associations. governmental authorities and agencies, and any legal entity or any other association of persons;

“Financial Institutions Act”	means:

(a) the Financial Institutions Act, Cap.324A of the laws of Barbados as from time to time amended and every statute substituted therefor, and
(b) the regulations made under the Financial Institutions Act and all regulations substituted therefor,

and any references in the Articles of the Company to provisions of the Financial Institutions Act or to specific provisions of the Financial Institutions Act, shall be read as references to the provisions as amended or substituted therefor in the amendment or the new statute or statutes;

“person”	means individuals and companies;

“Preference Dividend Rate”

means the dividend rate to be paid on Preference Shares as determined in accordance with the calculation methodology fixed by resolution of the directors at the time of first issue of Preference Shares;

“Redemption Amount”	means the amount payable on redemption of the Non-Voting Class A Shares or Preference Shares as appropriate;

Date	Signature	Title

“Redemption Date”	means the date fixed for redemption of any Non-Voting Class A Shares or Preference Shares as appropriate;

“Redemption Notice”	means notice in writing of the intention of the Company to redeem Non-Voting Class A Shares or Preference Shares as appropriate;

“Third Party Offeror”

a person who together with its affiliates and associates (i) is not Canadian Imperial Bank of Commerce or Barclays Bank PLC, the ultimate holding company of either of them or the subsidiary of any such holding company (as such terms are defined in the Companies Act) and (ii) has no agreement, commitment or understanding, whether formal or informal, with any company in (i) in respect to any offer to acquire shares in the Company.

2.                                      Terms defined elsewhere in this Schedule I of these Articles of Incorporation, unless otherwise indicated, shall have such meaning in every section herein.

3.                                      Unless the context clearly requires otherwise, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Schedule I of these Articles of Incorporation, shall refer to this Schedule I of these Articles of Incorporation as a whole and not to any particular section or provision; references to a “section” are to a section of this Schedule I of these Articles; wherever the word “include”, “includes” or “including” is used in any provision, it shall be deemed to be followed by the words “without limitation” unless clearly indicated otherwise, or required by the Companies Act or this Schedule I of these Articles of Incorporation.

4.                                      The singular includes the plural and the plural includes the singular; and the masculine gender includes the feminine and neuter genders.

5.                                      The merger or consolidation of the Company with or into another corporation, or the merger or consolidation of any other corporation with or into the Company, or the voluntary sale, conveyance, exchange or transfer (for cash, shares of capital, securities or other consideration) or other disposition of all or substantially all of the property or assets of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company, voluntary or involuntary.

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A.                                    COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows.

A.1                             VOTING RIGHTS:

A.1.1                   The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Company (except meetings at which the holders of a particular class of shares other than the Common Shares are entitled to vote separately as a class) (a “General Meeting”).

A.1.2                   Each holder of Common Shares shall be entitled to exercise one vote in respect of each Common Share held by that shareholder at the date of such General Meeting.

A.2                             DIVIDEND RIGHTS:

A.2.1                   Subject to the Companies Act, the Financial Institutions Act and these Articles, the holders of the Common Shares shall be entitled to receive and the Company shall pay thereon, on parity with the Non-Voting Class A Shares but subsequent to the payment in full of any dividend declared in respect of that period on the Preference Shares, out of realised profits or surplus available for dividends, such noncumulative dividends as the Board of Directors may from time to time declare.

A.2.2                   The holders of the Common Shares shall be entitled to share in any dividend declared and paid to the holders of the Common Shares on a pro raw basis, in proportion to the number of Common Shares owned by each holder.

A.3                             LIQUIDATION RIGHTS:

A.3.1                   On the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Common Shares, subject to the rights of the holders of the Preference Shares, shall be entitled to share in the remaining property and assets of the Company on parity with the holders of the Non Voting Class A Shares on a pro raw basis, in proportion to the number of Common Shares and/or Non-Voting Class A Shares owned by each holder.

B.                                    NON-VOTING CLASS A SHARES

The rights, privileges, restrictions and conditions attaching to the Non-Voting Class A Shares are as follows.

Date	Signature	Title

B.1                             VOTING RIGHTS:

B.1.1.1                            Except as required by law or pursuant to sections B.1.1.2 or B.1.2.1, the holders of the Non-Voting Class A Shares shall not, as such, be entitled to receive notice of or to attend any General Meeting of the Company or to vote at any General Meeting.

B.1.1.2                            In addition to the rights of the holders of the Non-Voting Class A Shares to vote as a class as required by law, the holders of the Non-Voting Class A Shares shall be entitled to receive notice of and to attend and to vote at any General Meeting called for the purpose of authorising the liquidation, dissolution or winding up of the Company or the sale, lease or exchange of all or substantially all the property of the Company.

B.1.1.3                            If the holders of the Non-Voting Class A Shares shall be entitled to receive notice of and to attend, and to vote at any General Meeting either as required by law or under sections B.1.1.2 or 8.1.2.1, each holder of Non-Voting Class A Shares shall be entitled to exercise one vote in respect of each Non-Voting Class A Share held by that shareholder at the date of such General Meeting.

B.1.2.1                            In addition to the authorisation by special resolution, the holders of the Non-Voting Class A Shares as a class shall be entitled to vote separately as a class upon a proposal to amend the Articles:

(a)                                 to increase or decrease any maximum number of authorised Non-Voting Class A Shares, or to increase any maximum number of authorised shares of a class having rights or privileges equal or superior to the Non-Voting Class A Shares;

(b)                                 to effect an exchange, reclassification or cancellation of all or any part of the Non-Voting Class A Shares;

(c)                                  to add, change or remove the rights, privileges, restrictions or conditions attaching to the Non-Voting Class A Shares, and in particular (1) to remove or change prejudicially rights to dividends; (ii) to add, remove or change redemption rights prejudicially, (iii) to reduce or remove the dividend or liquidation preference attaching to the Non-Voting Class A Shares; or (iv) to add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire shares or debentures of the Company or another company or sinking fund provisions;

(d)                                 to increase the rights or privileges of any class of shares having rights or privileges equal or superior to the Non-Voting Class A Shares;

(e)                                  to create a new class of shares equal or superior to the Non-Voting Class A Shares;

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(f)                                   to make any class of shares having rights or privileges inferior to the Non-Voting Class A Shares equal or superior to the Non-Voting Class A Shares;

(g)                                  to effect an exchange or to create a right of exchange of all or part of the shares of another class into Non-Voting Class A Shares; or

(h)                                 to constrain the issue or transfer of Non-Voting Class A Shares or to extend or remove the constraint;

and no such action may be made by the Company without, but may be made with, the authorisation of the holders of the Non-Voting Class A Shares.

B.1.3.1                            The authorisation of the holders of the Non-Voting Class A Shares may be given by a resolution:

(a)                                 signed by all of the holders of Non-Voting Class A Shares; or

(b)                                 passed by the affirmative vote of at least two thirds (2/3) majority of the votes cast at a meeting of the holders of the outstanding Non-Voting Class A Shares duly called for that purpose upon at least twenty-one (21) days’ notice.

B.1.3.2                            Subject to the foregoing, every meeting of the holders of the outstanding Non-Voting Class A Shares shall be called and held in accordance with the by-laws of the Company.

B.2                             DIVIDEND RIGHTS:

B.2.1                                      Subject to the Companies Act, the Financial Institutions Act and these Articles, the holders of the Non-Voting Class A Shares shall be entitled to receive and the Company shall pay thereon, on parity with the Common Shares but subsequent to payment in full of any dividend declared in respect of that period on the Preference Shares, out of realised profits or surplus available for dividends, such noncumulative dividends as the Board of Directors may from time to time declare.

B.2.2                                      The holders of the Non-Voting Class A Shares shall be entitled to share in any dividend declared and paid to the holders of the Non-Voting Class A Shares on a pro rata basis, in proportion to the number of Non-Voting Class A Shares owned by each holder.

B.3                             LIQUIDATION RIGHTS:

B.3.1                   On the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Non-Voting Class A Shares, subject to the rights of the holders of the Preference Shares, shall be entitled to share in the remaining property and assets of the Company on parity with the holders of the Common Shares on a pro rata

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basis, in proportion to the number of Non-Voting Class A Shares and/or Common Shares owned by each holder.

B.4                             CONVERSION OF NON-VOTING CLASS A SHARES TO COMMON SHARES:

B 4.1                                      If Barclays Bank PLC, its ultimate holding company and any subsidiary of any such holding company (as such terms are defined in the Companies Act) ceases to be the registered holder of any Non-Voting Class A Share, such Non-Voting Class A Share shall be automatically converted into one fully paid, non assessable Common Share.

B.4.2                                      Upon conversion of any Non-Voting Class A Share into a Common Share, the Company will deduct from the stated capital accounts maintained in respect of the Non-Voting Class A Shares the stated capital amount maintained in respect of such Non-Voting Class A Share and transfer and add such amount to the stated capital account maintained in respect of the corresponding Common Share.

B.4.3                                      Upon conversion of any Non-Voting Class A Share into a Common Share, the Company shall amend the share registers of the Company to reflect the issue of the Common Share in the name(s) of the former holder(s) of the Non-Voting Class A Share and the cancellation of the Non-Voting Class A Share.

B.4.4                                      The conversion of any Non-Voting Class A Shares shall not prejudice the rights of the holders thereof to any dividends declared thereon but unpaid prior to the date of such conversion. The certificates representing the Non-Voting Class A Shares to be converted shall be void as of the date of conversion except to obtain payment of any dividend thereon declared but not paid. Without limiting the foregoing, upon payment to the holders of the Non-Voting Class A Shares of any such dividend in respect of each and every Non-Voting Class A Share being converted (and, if no dividend thereon has been declared but not paid, then forthwith), all rights of the holders of Non-Voting Class A Shares in respect of the converted Non-Voting Class A Shares shall terminate.

B.4.5                                      If only part of the Non-Voting Class A Shares represented by any certificate is to be converted, a new certificate for the balance shall be issued at the expense of the Company.

B.5                             REDEMPTION RIGHTS:

B.5.1                                      Subject to the Company obtaining all necessary regulatory permissions or consents required under all applicable laws in respect thereof (including, but not limited to, the approval of the Minister of Finance acting through the Central Bank of Barbados), the Company may, upon giving notice as hereinafter provided, redeem, at any time before the expiry of fifteen calendar months from the date of first issue of the Non-Voting Class A Shares but not thereafter, the whole or any part of the Non-Voting Class A

Date	Signature	Title

Shares on payment in respect of each Non-Voting Class A Share of an amount equal to the aggregate of US$1.05 per Non-Voting Class A Share together with any dividends declared and unpaid on such Non-Voting Class A Shares (if any).

B.5.2                                      At least fifteen (15) days prior to the Redemption Date, the Company shall give a Redemption Notice to each person who at the date of mailing is a holder of the Non-Voting Class A Shares to be redeemed.

B.5.3                                      Each Redemption Notice shall state the Redemption Date, the place or places of redemption, the number of Non-Voting Class A Shares of that shareholder to be redeemed and the method of payment of the Redemption Amount.

B.5.4                                      On the Redemption Notice being duly given by the Company, on or before the Redemption Date the Redemption Amount shall be deposited with any trust company or licensed bank in Barbados or elsewhere, as specified in the Redemption Notice. The holders of the Non-Voting Class A Shares shall thereafter have no right of action or claim against the Company in respect of the Non-Voting Class A Shares or the payment of the Redemption Amount except, upon the surrender of the certificates representing such Non-Voting Class A Shares, to receive payment for them out of the amounts so deposited.

B.5.5                                      The certificates representing the Non-Voting Class A Shares to be redeemed shall be void as of the date of redemption except to obtain payment of the Redemption Amount. Without limiting the foregoing, upon delivery to the holders of the Non-Voting Class A Shares of the Redemption Amount in respect of each and every Non-Voting Class A Share being redeemed, all rights of the holders of Non-Vdting Class A Shares in respect of the Non-Voting Class A Shares called for redemption shall terminate.

B.5.6                                      If only part of the Non-Voting Class A Shares represented by any certificate is to be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

C.                                    PREFERENCE SHARES

The rights, privileges, restrictions and conditions attaching to the Preference Shares are as follows.

C.1                             VOTING RIGHTS:

C.1.1.1                            Except as required by law or pursuant to sections C.1.1.2 or C.1.2.1, the holders of the Preference Shares shall not, as such, be entitled to receive notice of or to attend any General Meeting of the Company or to vote at any General Meeting.

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C.1.1.2                            In addition to the rights of the holders of the Preference Shares to vote as a class as required by law, the holders of the Preference Shares shall be entitled to receive notice of and to attend and to vote at any General Meeting called for the purpose of authorising the liquidation, dissolution or winding up of the Company or the sale. lease or exchange of all or substantially all the property of the Company.

C.1.1.3                            If the holders of the Preference Shares shall be entitled to receive notice of and to attend, and to vote at, any General Meeting either as required by law or under sections C.1.1.2 or C.1.2.1, each holder of Preference Shares shall be entitled to exercise one vote in respect of each Preference Share held by that shareholder at the date of such General Meeting.

C.1.2.1                            In addition to the authorisation by special resolution, the holders of the Preference Shares as a class shall be entitled to vote separately as a class upon a proposal to amend the Articles:

(a)                                 to increase or decrease any maximum number of authorised Preference Shares, or to increase any maximum number of authorised shares of a class having rights or privileges equal or superior to the Preference Shares;

(b)                                 to effect an exchange, reclassification or cancellation of all or any part of the Preference Shares;

(c)                                  to add, change or remove the rights, privileges, restrictions or conditions attaching to the Preference Shares, and in particular (i) to remove or change prejudicially rights to dividends; (ii) to add, remove or change redemption rights prejudicially; (iii) to reduce or remove the dividend or liquidation preference attaching to the Preference Shares; or (iv) to add, remove or change prejudicially conversion privileges, options, voting, transfer or preemptive rights, or rights to acquire shares or debentures of the Company or another company or sinking fund provisions;

(d)                                 to increase the rights or privileges of any class of shares having rights or privileges equal or superior to the Preference Shares;

(e)                                  to create a new class of shares equal or superior to the Preference Shares;

(f)                                   to make any class of shares having rights or privileges inferior to the Preference Shares equal or superior to the Preference Shares;

(g)                                  to effect an exchange or to create a right of exchange of all or part of the shares of another class into Preference Shares; or

(h)                                 to constrain the issue or transfer of Preference Shares or to extend or remove the constraint;

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or to vary the methodology used in the calculation of the Preference Dividend Rate: and no such action may be made by the Company without, but may be made with, the authorisation of the holders of the Preference Shares.

C.1.3.1                            The authorisation of the holders of the Preference Shares may be given by a resolution:

(a)                                 signed by all of the holders of Preference Shares; or

(b)                                 passed by the affirmative vote of at least two thirds (2/3) majority of the votes cast at a meeting of the holders of the outstanding Preference Shares duly called for that purpose upon at least twenty-one (21) days’ notice.

C.1.3.2                            Subject to the foregoing, every such meeting of the holders of the outstanding Preference Shares shall be called and held in accordance with the by-laws of the Company.

C.2                             DIVIDEND RIGHTS:

C.2.1.1                            Subject to the Companies Act, the Financial Institutions Act and these Articles, and in accordance with sections C.2.1.2 to 0.2.1.3 inclusive, the holders of the Preference Shares shall be entitled to receive, and the Company shall pay thereon in United States Dollars, in respect of each financial year of the Company, out of realised profits or surplus of the Company available for dividends and determined by resolution of the Board of Directors to be distributed, a non-cumulative preferential dividend calculated at the Preference Dividend Rate on US$1.00 for each Preference Share held by them respectively.

C.2.1.2                            Dividends shall be payable on the Preference Shares half yearly in arrears in two equal instalments on June 1 and December 1 or if such date is not a businessbday on the next following business day (a “Dividend Payment Date”) in each year in respect of the two financial quarters preceding those dates. The first such payment shall be made on the first Dividend Payment Date after their issue in respect of the period from the date of issue of the Preference Shares concerned until such first Dividend Payment Date. Dividends shall be paid to the holders of the Preference Shares whose names appear on the register on the record date fixed by the Board of Directors before the relevant dividend payment date.

C.2.1.3                            The Preference Shares shall carry no further right to participate in the profits of the Company and, if and to the extent that any dividend or part thereof is on any occasion not paid, the holders of such shares shall have no claim in respect of such non-payment.

C.2.2                   The holders of the Preference Shares shall be entitled to receive dividends in priority to any payment of dividends on any other class of shares in the Company and no dividend

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shall be paid on any other class of shares in the Company in respect of each successive period ending on a Dividend Payment Date unless a dividend has been declared and paid on the Preference Shares in respect of such period.

C.3                             LIQUIDATION RIGHTS:

C.3.1                   On the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preference Shares shall be entitled to receive an amount equal to the aggregate of US$1.00 for each Preference Share together with a sum equal to any arrears of the dividend (if it is declared) payable on such share calculated from the latest Dividend Payment Date up to and including the date of the commencement of the liquidation, dissolution or winding up.

C.3.2                   After payment of the amount referred to in section C.3.1, the holders of the Preference Shares shall not be entitled to any further participation in the profits or assets of the Company.

C.3.3                   The holders of the Preference Shares shall be entitled to receive the amount referred to in section C.3.1 in priority to any distribution of the remaining property and assets of the Company to the holders of the Common Shares and the Non-Voting Class A Shares.

C.4                             REDEMPTION RIGHTS:

C.4.1                   Subject to the Company obtaining all necessary regulatory permissions or consents required under all applicable laws in respect thereof (including, but not limited to, the approval of the Minister of Finance acting through the Central Bank of Barbados), the Company may, upon giving notice as hereinafter provided, redeem the whole or any part of the Preference Shares on payment in United States Dollars of an amount equal to the aggregate of US$1.00 for each Preference Share together with a sum equal to any arrears of the dividend (if it is declared) payable on such share calculated from the latest Dividend Payment Date up to and including the Redemption Date.

C.4.2                   At least fifteen (15) days prior to the Redemption Date, the Company shall give a Redemption Notice to each person who at the date of mailing is a holder of the Preference Shares to be redeemed.

C.4.3                   Each Redemption Notice shall state the Redemption Date, the place or places of redemption, the number of Preference Shares of that shareholder to be redeemed and the method of payment of the Redemption Amount.

C.4.4                   On the Redemption Notice being duly given by the Company, on or before the Redemption Date the Redemption Amount shall be deposited with any trust Company or licensed bank in Barbados or elsewhere, as specified in the Redemption Notice. The holders of the Preference Shares shall thereafter have no right of action or claim against the Company in respect of the Preference Shares or the payment of the Redemption

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Amount except, upon the surrender of the certificates representing such Preference Shares, to receive payment for them out of the amounts so deposited.

C.4.5                   The certificates representing the Preference Shares to be redeemed shall be void as of the date of redemption except to obtain payment of the Redemption Amount. Without limiting the foregoing, upon delivery to the holders of the Preference Shares of the Redemption Amount in respect of each and every Preference Share being redeemed, all rights of the holders of Preference Shares in respect of the Preference Shares called for redemption shall terminate.

C.4.6                   If only part of the Preference Shares represented by any certificate is to be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

C.5                             CONVERSION OF PREFERENCE SHARES TO NON-VOTING CLASS A SHARES:

C.5.1                   If, during the period until two years after the date of the first issue of the Non-Voting Class A Shares, (i) a Third Party Offeror makes an offer to acquire all of the Common Shares and all of the Non-Voting Class A Shares, (ii) such offer becomes or is declared wholly unconditional and (iii) Barclays Bank PLC, its ultimate holding company and any subsidiary of any such holding company (as such terms are defined in the Companies Act) have disposed of all their interests in Common Shares and Non-Voting Class A Shares to the Third Party Offeror, then upon notice from Barclays Bank PLC to the Company each Preference Share of which Barclays Bank PLC, its ultimate holding company and any subsidiary of any such holding company is the registered holder shall be automatically converted into fully paid, non assessable Non-Voting Class A Shares at the rate of 0.95 Non-Voting Class A Share for each Preference Share (fractional entitlements being rounded down to the nearest whole share).

C.5.2                   Upon conversion of any Preference Share(s) into (a) Non-Voting Class A Share(s), the Company will deduct from the stated capital accounts maintained in respect of the Preference Shares the stated capital amount maintained in respect of such Preference Shares and transfer and add such amount to the stated capital account maintained in respect of the corresponding Non-Voting Class A Shares.

C.5.3                   Upon conversion of any Preference Share(s) into (a) Non-Voting Class A Share(s), the Company shall amend the share registers of the Company to reflect the issue of the Non-Voting Class A Share(s) in the name(s) of the former holder(s) of the Preference Share(s) and the cancellation of the Preference Share(s).

C.5.4                   The conversion of any Preference Shares shall not prejudice the rights of the holders thereof to any dividends declared thereon but unpaid prior to the date of such conversion. The certificates representing the Preference Shares to be converted shall be void as of the date of conversion except to obtain payment of any dividend thereon declared but not paid. Without limiting the foregoing, upon payment to the holders of the Preference

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Shares of any such dividend in respect of each and every Preference Share being converted (and, if no dividend thereon has been declared but not paid, then forthwith), all rights of the holders of Preference Shares in respect of the converted Preference Shares shall terminate.

D.                                    GENERAL

D.1                             No dividend shall be paid on any shares of any class in the capital of the Company if and to the extent that:

(a)                                 there are reasonable grounds for believing that the Company is, or would after the payment be, unable to pay its liabilities as they become due;

(b)                                 there are reasonable grounds for believing that the realisable value of the Company’s assets would after the payment be less than the aggregate of its liabilities and stated capital of all classes;

(c)                                  there are reasonable grounds for believing that the value of the net assets of the Company would after the payment be less than that which is required by any applicable law or under the terms of any licence, or otherwise as required by any governmental authority for the conduct of the business of the Company; or

(d)                                 there are reasonable grounds for believing that the Company would be in breach of the capital adequacy ratios prescribed by any banking regulatory authority and required to be maintained by (i) the Company (on a non-consolidated basis) and (ii) the Company and all of its banking subsidiaries (on a consolidated basis).

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